Exhibit 99.1

WOLVERINE WORLD WIDE, INC. 9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; FAX (616) 866-0257
FOR IMMEDIATE RELEASE
CONTACT: Don Grimes
(616) 863-4404
WOLVERINE WORLD WIDE, INC. ANNOUNCES FINANCIAL
RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2009;
REPORTS RECORD FREE CASH FLOW
Rockford, Michigan, February 3, 2010 — Wolverine World Wide, Inc. (NYSE: WWW) today reported financial results for the fourth quarter and fiscal year ended January 2, 2010. Year-over-year growth rates noted below are impacted by one less week in 2009’s fourth quarter and fiscal year than in the prior year.
Adjusting for the negative impact of foreign exchange rates, full-year revenue was $1.139 billion, a decline of 6.7% versus the prior year. Reported revenue for the full year was $1.101 billion, a decrease of 9.8% versus the prior year. Earnings per fully diluted share for the year were $1.77, after adjusting for non-recurring charges of $0.53 per share related to the Company’s strategic restructuring plan, a 6.8% decrease compared to the prior year’s $1.90 per share. Further adjusting earnings for a negative $0.16 per share impact from foreign exchange rates, fully diluted earnings were $1.93 per share, 1.6% above the prior year. Reported fully diluted earnings for the year were $1.24 per share.
Reported revenue for the fourth quarter was $312.5 million, a 9.7% decline versus the prior year. The quarter’s reported revenue was minimally impacted by foreign exchange. Fully diluted earnings in the quarter were $0.45 per share after adjusting for $0.12 per share of non-recurring restructuring and related charges. Further adjusting for a negative foreign exchange impact of $0.11, fully diluted earnings were $0.56 per share in the fourth quarter, an increase of 14.3% compared to $0.49 in the prior year. Reported fully diluted earnings for the fourth quarter were $0.33 per share.
“We are extremely pleased with our performance in 2009, particularly considering the challenging economic environment that existed all year,” said Blake W. Krueger, the Company’s Chairman and Chief Executive Officer. “Bright spots in the quarter included our Retail Division, both our brick-and-mortar and e-commerce businesses, and our Merrell business. We believe the geographic, brand and distribution channel diversity of our business structure provides a competitive advantage in any economic climate.
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Q4 and Full Year 2009	page 2

“There were a number of other accomplishments during the year that not only contributed to our positive results, but also better positioned the Company for accelerated growth. We seamlessly integrated the Cushe and Chaco brands following their early 2009 acquisitions, and both brands exceeded our expectations for the year. We also successfully executed our strategic restructuring plan during the year, an important step forward in our goal of driving continuous improvement in every facet of the Company’s operations. In addition, we added key talent throughout the organization with important strategic hires. These actions, and more, have us well-positioned to continue delivering on our most important goals — exceeding the expectations of our consumers and driving shareholder value.”
Don Grimes, the Company’s Chief Financial Officer, commented, “The Company’s excellent financial performance in 2009 clearly demonstrates the strength of our brands, the advantages of our business model, and the discipline with which we manage the business. Throughout the year, we maintained intense focus on executing our restructuring program while continuing to invest in important brand-building initiatives and keeping tight control on discretionary spending. We are proud of the year’s results, particularly while operating in such a challenging global economic environment.”
Highlights for the year:
•
Gross margin for the full year was 39.7% after adjusting for non-recurring restructuring and related charges included in cost of sales, compared to prior-year gross margin of 39.8%. Further adjusting for the negative impact of foreign exchange, gross margin was 40.1%. Reported gross margin for the full year was 39.2%.

•
Full-year operating expenses decreased 10.4% from the prior year, to $309.3 million, after adjusting for non-recurring restructuring and related charges, the benefit of a stronger U.S. dollar, expenses directly related to newly acquired brands, and higher pension expense. Reported operating expenses for the full year were $346.1 million.

•
The full-year effective tax rate decreased to 27.8%, compared to the prior year’s 31.8% rate. The lower rate reflects benefits from implementing tax planning strategies related primarily to the Company’s international operations and the net benefit from non-recurring adjustments in the current year’s fourth quarter.

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Q4 and Full Year 2009	page 3

•
As expected, the Company significantly reduced its year-end inventory, which was down $38.7 million, or 19.7%, compared to the prior year. Accounts receivable at year end were down 2.5% compared to the prior year.

•
The Company had an outstanding year of cash generation, with record operating free cash flow of $146.3 million, fueled by significant reductions in working capital and a conservative capital plan. The Company is in a strong competitive position, with cash and cash equivalents at year end of $160.4 million and $150.0 million of availability on its revolving credit facility.

The Company anticipates continued improvement in the economic environment in most of its major markets and, based on an improved order backlog position throughout its portfolio, expects to deliver both revenue and earnings growth in 2010. For fiscal 2010, the Company currently anticipates:
•	Revenue in the range of $1.140 billion to $1.170 billion, representing growth of 3.5% to 6.3% versus the prior year, with no material impact from foreign exchange on 2010 reported revenue;

•
Modest improvement in full-year gross margin after adjusting for non-recurring restructuring charges, as lower first-half product costs and strategic price increases are expected to more than offset modest full-year foreign exchange downside from maturing foreign currency forward contracts;

•
Incremental investments behind the Merrell, Sebago, Chaco, and Cushe brands and consumer-direct initiatives — strategies designed to capitalize on opportunities to gain market share and accelerate the growth of these important drivers of sales and profit;

•	Modestly higher pension expense, more than offset by benefits from the completion of the strategic restructuring program;

•	A full-year effective tax rate of 29.0%, versus an effective tax rate of 27.8% in fiscal 2009;

•	Fully diluted weighted average shares outstanding of 49.9 million, versus 49.0 million in fiscal 2009;
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Q4 and Full Year 2009	page 4

•
Adjusted for non-recurring restructuring charges in the range of $0.03 to $0.05 per share, fully diluted earnings per share in the range of $1.88 to $1.96, representing growth of 6.2% to 10.7% versus the prior year;

•
Further adjusting for expected full-year negative foreign exchange of $0.04 per share, fully diluted earnings in the range of $1.92 to $2.00, representing growth of 8.5% to 13.0% versus the prior year;

•	Reported earnings per share in the range of $1.84 to $1.92.
Krueger concluded, “Moving into 2010 and beyond, we believe we are well-positioned to grow our dynamic portfolio of brands by both increased penetration in current markets and selective geographic expansion. We also remain focused on expanding our consumer-direct initiatives across our brand portfolio and further extending several of our brands into apparel and accessories. Our strong execution in the difficult environment over the past 18 months gives us great confidence in our ability to accelerate the growth of our lifestyle brands as the global economy continues to improve.”
The Company will host a conference call at 8:30 a.m. EDT today to discuss these results and current business trends. To listen to the call at the Company’s website, go to www.wolverineworldwide.com, click on “Investors” in the navigation bar, and then click on “Webcast” from the top navigation bar of the “Investors” page. To listen to the webcast, your computer must have Windows Media Player, which can be downloaded for free at www.wolverineworldwide.com. In addition, the conference call can be heard at www.streetevents.com. A replay of the call will be available at the Company’s website through February 17, 2010.
With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers of branded casual, active lifestyle, work, outdoor sport and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Bates®, Chaco®, Cushe™, Hush Puppies®, HYTEST®, Merrell®, Sebago® Soft Style® and Wolverine®. The Company also is the exclusive footwear licensee of popular brands including CAT®, Harley-Davidson® and Patagonia®. The Company’s products are carried by leading retailers in the U.S. and globally in 180 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.
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Q4 and Full Year 2009	page 5

This press release contains forward-looking statements. In addition, words such as “estimates,” “anticipates”, “expects,” “intends,” “should,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Current uncertainty in global economic conditions makes it particularly difficult to predict product demand and other related matters and makes it more likely that the Company’s actual results could differ materially from expectations. Risk Factors include, among others: the Company’s ability to successfully develop the Cushe and Chaco brands and businesses; the successful completion of the Company’s strategic restructuring plan; changes in duty structures in countries of import and export including anti-dumping measures in Europe and other countries; trade defense actions by countries; the Company’s ability to implement and recognize benefits from tax planning strategies; changes in consumer preferences or spending patterns; cancellation of orders for future delivery; changes in planned customer demand, re-orders or at-once orders; the availability and pricing of foreign footwear factory capacity; reliance on foreign sourcing; regulatory or other changes affecting the supply of materials used in manufacturing; the availability of power, labor and resources in key foreign sourcing countries, including China; the impact of competition and pricing; the impact of changes in the value of foreign currencies and the relative value to the U.S. Dollar; the development of new initiatives; the development of apparel; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; weather; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements.
# # #

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
($000s, except per share data)

	4th Quarter Ended		Fiscal Year Ended
	January 2,	January 3,	January 2,	January 3,
	2010	2009	2010	2009

Revenue	$312,530	$346,116	$1,101,056	$1,220,568
Cost of products sold	188,523	212,785	663,461	734,547
Restructuring and related costs	1,234	—	5,873	—

Gross profit	122,773	133,331	431,722	486,021
Gross margin	39.3%	38.5%	39.2%	39.8%

Selling, general and administrative expenses	94,197	100,991	316,378	345,183
Restructuring and related costs	6,897	—	29,723	—

Operating expenses	101,094	100,991	346,101	345,183

Operating profit	21,679	32,340	85,621	140,838
Operating margin	6.9%	9.3%	7.8%	11.5%

Interest (income) expense, net	(112)	419	111	1,093
Other (income), net	(261)	(838)	(182)	(839)

	(373)	(419)	(71)	254

Earnings before income taxes	22,052	32,759	85,692	140,584

Income taxes	5,314	8,642	23,780	44,763

Net earnings	$16,738	$24,117	$61,912	$95,821

Diluted earnings per share	$0.33	$0.49	$1.24	$1.90

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
($000s)

	January 2,	January 3,
	2010	2009
ASSETS:
Cash & cash equivalents	$160,439	$89,502
Receivables	163,755	167,949
Inventories	158,065	196,777
Other current assets	21,279	19,614

Total current assets	503,538	473,842
Property, plant & equipment, net	73,952	85,757
Other assets	130,443	105,181

Total Assets	$707,933	$664,780

LIABILITIES & EQUITY:
Current maturities on long-term debt	$538	$5
Revolving credit agreement	—	59,500
Accounts payable and other accrued liabilities	132,313	131,824

Total current liabilities	132,851	191,329
Long-term debt	1,077	—
Other non-current liabilities	91,972	43,529
Stockholders’ equity	482,033	429,922

Total Liabilities & Equity	$707,933	$664,780

As required by the Securities and Exchange Commission Regulation G, the following tables contain information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:
WOLVERINE WORLD WIDE, INC.
RECONCILIATION OF REPORTED FINANCIAL RESULTS TO ADJUSTED FINANCIAL RESULTS, EXCLUDING
RESTRUCTURING AND RELATED COSTS AND IMPACT OF FOREIGN EXCHANGE RATES*
(Unaudited)
($000s)

	As Reported		As Adjusted	Impact of	As Adjusted
	Fiscal Year Ended	Restructuring and	Fiscal Year Ended	Foreign Exchange	Fiscal Year Ended
	January 2, 2010	Related Costs(a)	January 2, 2010	Rates(a)	January 2, 2010
Revenue	$1,101,056	$—	$1,101,056	$38,192	$1,139,248
% change from prior year	(9.8%)				(6.7%)
Gross profit	$431,722	$5,873	$437,595	$19,722	$457,317
Gross margin	39.2%		39.7%		40.1%
Diluted earnings per share	$1.24	$0.53	$1.77	$0.16	$1.93
% change from prior year	(34.7%)		(6.8%)		1.6%

	As Reported		As Adjusted	Impact of	As Adjusted
	4th Quarter Ended	Restructuring and	4th Quarter Ended	Foreign Exchange	4th Quarter Ended
	January 2, 2010	Related Costs(a)	January 2, 2010	Rates(a)	January 2, 2010
Diluted earnings per share	$0.33	$0.12	$0.45	$0.11	$0.56
% change from prior year	(32.7%)		(8.2%)		14.3%
RECONCILIATION OF REPORTED OPERATING EXPENSES TO ADJUSTED OPERATING EXPENSES, EXCLUDING RESTRUCTURING AND RELATED COSTS, IMPACT OF FOREIGN EXCHANGE RATES, NEWLY ACQUIRED BRANDS, AND INCREASED PENSION EXPENSE*
(Unaudited)
($000s)

	As Reported		Impact of	Newly	Increased	As Adjusted
	Fiscal Year Ended	Restructuring and	Foreign Exchange	Acquired	Pension	Fiscal Year Ended
	January 2, 2010	Related Costs(b)	Rates(b)	Brands(b)	Expense(b)	January 2, 2010
Operating expenses	$346,101	$(29,723)	$8,623	$(6,943)	$(8,808)	$309,250
% change from prior year	0.3%					(10.4)%

	As Reported		Impact of	Newly	Increased	As Adjusted
	12 Weeks Ended	Restructuring and	Foreign Exchange	Acquired	Pension	12 Weeks Ended
	January 2, 2010	Related Costs(b)	Rates(b)	Brands(b)	Expense(b)	January 2, 2010
Operating expenses	$101,094	$(6,897)	$(1,244)	$(1,456)	$(2,456)	$89,041
% change from prior year	0.1%					(11.8%)

(a)
These adjustments present the Company’s results of operations on a continuing basis without the effects of fluctuations in restructuring and related costs or impact of foreign exchange rates. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

(b)
These adjustments present the Company’s results of operations on a continuing basis without the effects of fluctuations in restructuring and related costs, impact of foreign exchange rates, newly acquired brands or increased pension expense. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

*
To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company describes what certain financial measures would have been in the absence of restructuring and related costs, impact of foreign exchange rates, newly acquired brands and increased pension expense. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, are found in the financial tables above.

WOLVERINE WORLD WIDE, INC.
RECONCILIATION OF EPS GUIDANCE TO ADJUSTED EPS GUIDANCE, EXCLUDING RESTRUCTURING AND RELATED COSTS AND IMPACT OF FOREIGN EXCHANGE RATES *
(Unaudited)

	Full-Year 2010			Restructuring		Full-Year 2010			Impact of	Full-Year 2010
	Guidance			and Related		Guidance			Foreign Exchange	Guidance
	(GAAP Basis)			Costs(a)		As Adjusted			Rates(a)	As Adjusted
Diluted earnings per share	$1.84	-	$1.92	$0.04	(b)	$1.88	-	$1.96	$0.04	$1.92	-	$2.00

(a)
These adjustments present the Company’s full-year earnings per share guidance on a continuing basis without the effects of restructuring and related costs or fluctuations in foreign exchange rates. The adjusted guidance is used by management to, and allows investors to, evaluate the anticipated operating performance of the Company on a comparable basis.

(b)	This represents the midpoint of the estimated range of 2010 restructuring and related costs of $2.5 million to $3.5 million, or $0.03 to $0.05 per fully diluted share.

*
To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company describes what certain financial measures would have been in the absence of restructuring and related costs. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, are found in the financial tables above.